Exhibit 2.1

SECOND AMENDMENT TO
PURCHASE AND SALE AGREEMENT

This SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) is made as of March 30, 2012, by and among Eagle Operating, Inc., a North Dakota corporation (“Seller”), Williston Hunter ND, LLC, a Delaware limited liability company (“Buyer”), and for the limited purposes herein, Magnum Hunter Resources Corporation, a Delaware corporation (“Magnum Hunter”).  Buyer and Seller may each be referred to herein as “Party” and together as the “Parties.”  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Agreement (defined in the first recital below).

WHEREAS, Buyer, Seller, and Magnum Hunter entered into that certain Purchase and Sale Agreement dated August 4, 2011, as amended March 5, 2012 (as amended, the “Agreement”), covering, among other matters, the purchase and sale of the Assets;

WHEREAS, pursuant to Exhibit A, Section 3 of the Agreement, Buyer submitted to Seller a “Title Defect Notice” dated March 27, 2012 (“Notice”) alleging certain title defects in certain properties included among the Assets (the “Title Defects”);

WHEREAS, the Title Defects include a judgment (the “Judgment”) entered by the District Court, County of Burke, State of North Dakota, Civil No. 07-02-C-029, regarding that certain lease dated effective 11/12/59, from Henry Peterson and Emma Peterson, as Lessor, to Iver G. Haukedahl, as Lessee, recorded in Book 46m, page 463 (the “Lease”);

WHEREAS, both Buyer and Seller desire to clarify that certain lands covered by the Lease and affected by the Judgment are not a part of the Assets to be sold by Seller to Buyer; and

WHEREAS, Buyer, Seller and Magnum Hunter desire to amend the Agreement pursuant to the terms and conditions set forth herein by entering into this Amendment;

NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements contained herein, the Parties hereto agree as follows:

1.           Peterson 42-23 Well.  Seller’s interests in the Peterson 42-23 Well (API No. 3301300922, North Dakota Industrial Commission File No. 9613) shall not be included in the Assets acquired by the Buyer at Closing but rather shall be an Excluded Asset as defined by the Agreement.

2.           NE/4 of Section 23, Township 163, Range 91.  Seller’s interests in the NE/4 of Section 23, Township 163N, Range 91W shall not be included in the Assets acquired by the Buyer at Closing but rather shall be an Excluded Asset as defined by the Agreement.

3.           Ratification.  The parties hereto hereby ratify and approve the Agreement, as amended hereby, and the parties hereto acknowledge that all of the terms and provisions of the Agreement, as amended, are and remain in full force and effect.

4.           No Admission or Waiver; Preservation of Remedies.  Nothing herein shall be construed as an admission or waiver of any rights or remedies of Seller, Buyer, or Magnum Hunter, with respect to any matter.  All such rights and remedies are preserved to the fullest extent.

5.           Counterparts.  This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Amendment.

6.           Execution by Magnum Hunter.  Magnum Hunter is executing this Amendment for the limited purposes of evidencing its agreement to be bound by Section 2.2(ii), Section 2.7, and Article IV of the Agreement, as amended.

[REMAINDER OF PAGE LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

EAGLE OPERATING, INC.

By:  /s/ Robert Mau
Name:  Robert Mau
Title:    President

WILLISTON HUNTER ND, LLC

By:  Magnum Hunter Resources Corporation, its sole member

By: /s/ Ronald D. Ormand
Name:  Ronald D. Ormand
Title:    Executive Vice President and Chief Financial Officer

MAGNUM HUNTER RESOURCES CORPORATION

By: /s/ Ronald D. Ormand
Name:  Ronald D. Ormand
Title:    Executive Vice President and Chief Financial Officer

[Signature Page to Amendment to Purchase and Sale Agreement]